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                                                                    EXHIBIT 99.7


                                  BILL OF SALE



Seller:   Ambix Systems Corp.                      February 6, 1996
          400 West Avenue
          Rochester, NY 14611


Buyer:    ACC Corp.
          400 West Avenue
          Rochester, NY 14611


Hardware and software modifications to
configure the Ambix rates to the ACC
UK Long Distance Ltd. billing systems.             $221,000

Ambix "Net Ops" Application, Version 1.0,
release 1.0.                                       $310,470

Software modifications to configure the
Ambix rates for RIT call processing, and
RIT call processing system (Version 1.0,
Release 1.0, modification level 0).                $176,000

Ambix "AIA" Intermediation System (Version 2.0,
Release 1.3, modification level 2).                $ 65,000
                                                   --------

TOTAL                                              $772,470
                                                   ========


Acknowledgement: Seller, Ambix Systems Corp., a New York corporation, having its principal place of business at 400 West Avenue, Rochester, NY 14611, in consideration of the above amounts, does hereby sell, assign, and transfer to Buyer, ACC Corp., the indefinite right to use the above property (Object code only) the Seller further acknowledges that all amounts due Seller from the Buyer related to the above have been received prior to December 31, 1995. Buyer acknowledges that the above object code and related systems have substantially met the conditions for approval and acceptance for their intended use by Buyer subject to the terms of acceptance set forth in Section 13 of a Software License Agreement between each company dated on or about February 6, 1996.

ATTEST:

/s/ Andrew McIntosh                 /s/ David K. Laniak
-------------------------           -----------------------
Andrew McIntosh, President          David K. Laniak
Ambix Systems Corp.                 Chief Executive Officer
                                    ACC Corp.